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Exhibit 10.29

FIRST AMENDMENT TO LEASE AGREEMENT

        THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "Amendment"), is made as of this 31st day of March, 2005, to be effective as of July 1, 2005 (the "Effective Date") by K.E.B. Enterprises, L.P., a Utah limited partnership ("Lessor") and Sento Corporation, a Utah corporation ("Lessee"). Any capitalized term in this Amendment not defined herein shall have the meaning given such term in the Original Lease as defined below.

WITNESSETH

        WHEREAS, on January 1, 2000, Lessor and Lessee entered into that certain lease agreement (the "Original Lease") for those certain premises known as the Pamida Building, located at 164 Yellow Creek Rd., Evanston, Wyoming (the "Leased Premises"). The Leased Premises are comprised of approximately 33,000 square feet of rentable commercial space.

        WHEREAS, Lessor and Lessee desire to amend the Original Lease for the purpose of extending the term and to adjust rent and other matters as detailed below. The Original Lease as amended by this Amendment shall be defined as the "Lease".

        NOW THEREFORE, for and in consideration of the terms, conditions and covenants contained herein and the terms, conditions and covenants contained in the Lease, and provided Lessee is not considered to be in default of any terms, conditions and covenants of the Lease, the parties hereby agree as follows:

Article I.    Amendments to Lease.

        Section 1.01    Lease Term.    Section 3 is hereby amended to extend the Initial Term of the Lease for an additional sixty (60) months from the Effective Date.

        Section 1.02    Renewal.    Section 4 is hereby deleted and replaced in its entirety as follows:

    Upon expiration of the Term hereof, Lessor hereby grants to Lessee an option to extend the Term for an additional three (3) year period under the terms and conditions as herein set forth except that rent during the renewal period shall be adjusted and increased to $3.40 per rentable square foot. This adjustment shall be made on the first day of the first month of the renewal period and shall apply throughout the renewal period. Lessee must give written notice to Lessor no later than ninety (90) days prior to the expiration of the Term. In the absence of such written notice, the Term shall not be renewed and shall be terminated upon the last day of the Term.

        Section 1.03    Rent.    Section 5 is hereby amended to adjust the rent during the Initial Term as of the Effective Date to be calculated at the rate of $2.90 per rentable square foot per year. Rent from the Effective Date shall be payable in equal monthly installments of Seven Thousand Nine Hundred Seventy Five Dollars ($7,975.00) in advance on the first day of each month without deduction, set off or counter claim for each month of the Initial Term. Rent prior to the Effective Date shall remain as set forth in the Original Lease.

        Rent During Renewal Terms. Rent during any renewal period following the expiration of the Initial Term shall be calculated at the rate of $3.40 per rentable square foot per year. Rent shall be payable in equal monthly installments of Nine Thousand Three Hundred Fifty Dollars ($9,350.00) in advance on the first day of each month without deduction, set off or counter claim for each month of the Renewal Term.

        Holdover Term. In the event that Lessee becomes a holdover tenant following the Initial Term due to its failure to exercise its option to renew under the terms the Lease, or following the Renewal Term, the rent shall be 150% of the Rent rate in effect on the last day of the Initial Term or Renewal Term as the case may be, payable in monthly installments for the holdover period.

        Section 1.04    Lessor's Responsibility to Maintain the Leased Premises.    Section 12 is hereby amended with the following addition: "Lessor warrants and represents that the hot water, heating and air conditioning systems and equipment within the Leased Premises are in good working order as of the Effective Date, normal wear and tear and negligence of the Lessee and a Lessee Representative excepted. The term "Lessee Representative" shall mean any officer, director, member, partner, employee, agent, licensee, assignee, sublessee or invitee of Lessee. Lessee shall within a reasonable amount of time give Lessor written notice of a defect or need for repairs, after which Lessor shall have reasonable opportunity to repair same or cure such defect. Lessor's failure to repair or cure such defect after a reasonable notice and right-to-cure period (but in no event less than thirty (30) days) shall be a default hereunder by Lessor. Lessor's liability with respect to any defects, repairs or maintenance for which Lessor is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect."

        Section 1.05    Notices.    Section 19 is hereby amended to update the notice address of Lessor:

    K.E.B. Enterprises L.P.
    282 West Riverbend Lane
    Suite 350
    Provo, UT 84604
    Attn: David Shurtliff
    Tel: (801) 764-9999 ext. 13
    Fax: (801) 764-9998

Article II.    BROKER FEES

        Section 2.01    Broker Fees for Amended Term.    Lessor shall pay CB Richard Ellis ("CBRE"), as Tenant's sole and exclusive representative, a commission the equivalent of four percent (4%) of a $2.75 per rentable square foot NNN rental rate for the Initial Term as outlined in Section 1.01 of this Amendment (the "Initial Term Commission"). The Initial Term Commission which equals $18,150, is payable immediately upon receipt by Lessor of the first payment of the extended Initial Term due in July 2005. In the event that Lessor sells the Leased Premises prior to July 1, 2005, then the Initial Term Commission due to CBRE is due upon closing of the sale of the Leased Premises. Further, in the event that Lessor fails to pay the commission referred to herein within 15 days after it is due, then Lessee may pay such commission to CBRE and offset rent due to Lessor in the amount of the commission paid to CBRE. In the event that Lessee exercises its option per Section 1.02 of this Amendment for the Renewal Term according to the exact terms of this Amendment then Lessor shall pay CBRE as Tenant's sole and exclusive representative, a commission the equivalent of a four percent (4%) of a $3.25 per rentable square foot NNN rental rate (the "Renewal Term Commission"). The Renewal Term Commission is payable immediately upon receipt by Lessor of the first payment of the Renewal Term. In the event that Lessee modifies any term or condition of this Amendment at the conclusion of the Initial Term but otherwise leases the Leased Premises under new terms and conditions then no Renewal Term Commission will be paid to CBRE by Lessor.

Article III.    OTHER PROVISIONS UNCHANGED

        Section 3.01    Other Provisions Unchanged.    Except as expressly modified hereby, the Original Lease amended pursuant to this Amendment shall remain unchanged and in full force and effect.

Article IV.    MISCELLANEOUS PROVISIONS

        Section 4.01    Severability.    If any term or provision of this Amendment or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Amendment, or the application of that term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Amendment shall be valid and enforceable to the fullest extent permitted by law.

        Section 4.02    Governing Law.    This Amendment shall be governed by and constructed in accordance with the laws of the State of Utah.

        Section 4.03    Counterparts/Headings.    This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed and delivered by each of the parties hereto. Headings in this Amendment are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

WITNESSETH THIS 31st DAY OF MARCH, 2005 AND EFFECTIVE AS OF JULY 1, 2005.

LESSOR: K.E.B. ENTERPRISES	LESSEE: SENTO CORPORATION
By:	By:	/s/ PATRICK F. O'NEAL
Name:	Name:	/s/ PATRICK F. O'NEAL
Its:	Its:

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FIRST AMENDMENT TO LEASE AGREEMENT